FOR IMMEDIATE RELEASE   Exhibit 99.1

Sontra Medical Reports First Quarter 2006 Results and Business Update

Franklin, MA - May 11, 2006 -- Sontra Medical Corporation (NASDAQ: SONT) announced financial results today for the first quarter ended March 31, 2006. For the three months ended March 31, 2006, the net loss applicable to common stockholders was $1,229,000, or $.05 per share, as compared to $1,293,000 or $.06 per share, for the same period in 2005. The Company ended the quarter with a total of $4,323,000 in cash and short term investments.

“We have made steady progress in the development of our continuous glucose monitor for the hospital critical care market,” stated Thomas W. Davison, PhD, Sontra’s President and Chief Executive Officer. “A majority of Sontra’s resources are focused on the development of this product. Glucose monitoring prototypes systems are currently being tested and validated at Sontra’s in-house scientific laboratories. We have commenced enrollment in a clinical study consisting of patients with diabetes and healthy volunteers. The primary goals of the first study will be to evaluate the reliability of our glucose monitoring system and develop a glucose prediction algorithm that will be tested in a second hospital critical care study to be conducted at Tufts-New England Medical Center, the Boston Medical Center, Beth Israel Deaconess Hospital and Rhode Island Hospital. Intensive insulin therapy and frequent blood glucose testing to maintain tight glycemic control is one of the most exciting new trends in critical care medicine. The enormous clinical benefits include reducing mortality and severe complications by up to 50%. These benefits, combined with significant cost savings that come from reduced length of stay and less intervention, are expected to create a new market for critical care continuous glucose monitors that we estimate will exceed $1 billion.”

About Sontra Medical Corporation (www.sontra.com)

Sontra Medical Corporation is a technology leader in transdermal science. Sontra’s SonoPrep ultrasound-mediated skin permeation technology combined with technical competencies in transdermal drug formulation, delivery systems and biosensors is creating a new paradigm in transdermal drug delivery and diagnosis. The SonoPrep technology is being developed for several billion dollar market opportunities, including continuous glucose monitoring and the transdermal delivery of large molecule drugs and vaccines. Sontra is currently marketing the SonoPrep device and procedure tray for use with topical lidocaine to achieve rapid (within five minutes) skin anesthesia.

Investor Relations Contact:
Sean Moran, Sontra Medical CFO
508-530-0334
© 2006 Sontra Medical Corporation. SonoPrep is a registered trademark of Sontra Medical Corporation. All other company, product or service names mentioned herein are the trademarks or registered trademarks of their respective owners.

This press release contains forward-looking statements, which address a variety of subjects including, for example, the expected technological advances and availability of the second-generation SonoPrep device, the expected benefits and efficacy of the SonoPrep device in connection with diagnostics, vaccine delivery, glucose monitoring and transdermal drug delivery, Sontra’s expected ability to develop, market and sell products based on its technology, including a continuous transdermal glucose monitor for the hospital ICU market; the expected market opportunities, distribution and market acceptance of the SonoPrep device and technology, the expected size of the market for the continuous transdermal glucose monitor for the hospital ICU; and Sontra’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: our technology is new and we may experience adverse results in research and development efforts, product development, clinical trials, product evaluations, commercialization efforts, product distribution and market acceptance; markets for our products may develop slower than expected, or not at all; our sales cycle is lengthy and we are still developing sales and marketing strategies which may or may not prove effective; the SonoPrep device may not prove effective in connection with diagnostics, vaccine delivery, glucose monitoring and/or transdermal drug delivery; we may experience difficulties or delays in obtaining regulatory approvals to market products resulting from development efforts or difficulties or delays associated with sources of regulatory-approved transdermal drugs and vaccines; failure to obtain and maintain patent protection for discoveries or commercial limitations imposed by patents owned or controlled by third parties would have an adverse effect on us; we depend upon strategic partners and third-party distributors to develop, commercialize, market and sell products based on our work; and we require substantial additional funding to conduct research and development and to expand commercialization, distribution and marketing activities. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Sontra’s filings with the Securities and Exchange Commission, including Sontra’s most recent Annual Report on Form 10-KSB. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

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SONTRA MEDICAL CORPORATION
Consolidated Statements of Loss
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Revenue:
Product revenue	$14,526	$116,053
Licensing revenue	12,501	-
Total revenue	27,027	116,053

Cost of product revenue	30,513	80,154
Gross (loss) profit	(3,486)	35,899

Operating Expenses:
Research and development	763,358	906,300
Selling, general and administrative	495,061	473,809
Total operating expenses	1,258,419	1,380,109

Loss from operations	(1,261,905)	(1,344,210)

Interest income	39,318	53,030
Interest expense	(5,154)	-
Net loss	(1,227,741)	(1,291,180)

Accretion of dividend on Series A Convertible Preferred Stock	(1,447)	(1,447)
Net loss applicable to common shareholders	$(1,229,188)	$(1,292,627)

Net loss per common share, basic and diluted	$(0.05)	$(0.06)

Basic and diluted weighted average common shares outstanding	23,597,289	22,131,657

SONTRA MEDICAL CORPORATION
Consolidated Balance Sheets
	As of,
	March 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS:
Current Assets:
Cash and cash equivalents	$2,023,187	$1,016,792
Short term investments	2,300,000	3,000,000
Accounts receivable	11,590	1,129
Inventory, net of reserve for obsolescence	49,010	31,250
Prepaid expenses and other current assets	104,320	65,468
Total current assets	4,488,107	4,114,639

Property and Equipment, at cost:
Computer equipment	245,365	241,324
Office and laboratory equipment	593,576	593,576
Furniture and fixtures	14,288	14,288
Manufacturing equipment	490,455	224,888
Leasehold improvements	177,768	177,768
	1,521,452	1,251,844
Less - accumulated depreciation and amortization	(933,943)	(894,658)
Net property and equipment	587,509	357,186

Other Assets:
Restricted cash	19,949	29,248
Deposits and other assets	2,000	207,012
Total other assets	21,949	236,260

Total assets	$5,097,565	$4,708,085

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$229,714	$210,208
Deferred revenue	32,499	45,000
Current portion of note payable	55,059	53,653
Accrued expenses	185,697	416,936
Total current liabilities	502,969	725,797

Note Payable, net of current portion	134,740	149,043

Commitments

Stockholders' Equity:
Series A Convertible Preferred Stock, $0.01 par value, authorized 7,000,000 shares, issued and outstanding 73,334 shares at March 31, 2006 and December 31, 2005
(preference in liquidation of $77,738)	77,738	76,291

Common stock, $0.01 par value, authorized 60,000,000 shares, issued and outstanding
27,103,491 shares at March 31, 2006 and 22,261,830 shares at December 31, 2005	271,035	222,618
Additional paid-in capital	34,458,521	32,658,192
Deferred stock-based compensation	-	(4,159)
Accumulated deficit	(30,347,438)	(29,119,697)
Total stockholders' equity	4,459,856	3,833,245

Total liabilities and stockholders' equity	$5,097,565	$4,708,085